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FOR IMMEDIATE RELEASE

July 31, 2008

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, Mark.Lazenby@dom.com Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Greg Snyder (804) 819-2383, James.Gregory.Snyder@dom.com Laura Kottkamp (804) 819-2254, Laura.E.Kottkamp@dom.com

DOMINION ANNOUNCES SECOND-QUARTER 2008 EARNINGS

● Second-quarter GAAP earnings of 51 cents per share, operating earnings of 50 cents per share
● Company raises 2009 operating earnings outlook to $3.30 to $3.45 per share
● Company tightens 2008 operating earnings guidance to $3.10 to $3.15 per share
● Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended June 30, 2008, of $298 million (51 cents per share) compared to a loss of $530 million (76 cents per share) for the same period in 2007.

Operating earnings for the three months ended June 30, 2008, amounted to $289 million (50 cents per share) compared to operating earnings of $310 million (44 cents per share) for the same period in 2007.  Operating earnings are defined as GAAP earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts.  Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2008 and 2007 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“This quarter was notable not only for our excellent operational results but also for our continued success in implementing our major strategic initiatives. We obtained approval to begin construction of our coal and biomass plant in Southwest Virginia; we reached an agreement to sell drilling rights for a portion of our Marcellus acreage in Appalachia; and we also announced our intent to construct a pipeline from the Appalachian basin to markets on the East Coast. These actions position us to achieve our expected future earnings growth and remain a leader in energy infrastructure.

“In consideration of our year-to-date operating earnings and our limited sensitivity to commodity price changes, we are comfortable in tightening our 2008 operating earnings guidance range per share from $3.05 to $3.15 to $3.10 to $3.15.

“We are also raising our 2009 operating earnings outlook per share from $3.25 to $3.40 to $3.30 to $3.45. This change reflects expected positive impacts of sale of Marcellus shale drilling rights and higher margins from our generation business. We reiterate our expected annual operating earnings per share growth rate of at least 6 percent.”

Second-quarter 2008 operating earnings compared to guidance

Second-quarter 2008 operating earnings of 50 cents per share compare to guidance of 47 cents to 52 cents per share.  Drivers that compared favorably to guidance include contributions from the generation and gas transmission businesses, warmer-than- normal weather in the company’s electric utility service area and contributions from Dominion Retail.  Factors that compared negatively to guidance include storm restoration-related expenses in the company’s electric utility service area; lower contributions from the producer services business; and certain state tax impacts.

Second-quarter 2008 operating earnings compared to 2007

The increase in second-quarter 2008 operating earnings per share as compared to 2007 is primarily attributable to the absence of unrecovered Virginia fuel expenses due to the deferral of fuel expenses in excess of current period recovery; higher margins from the merchant generation business; higher volumes and realized prices from the company’s remaining E&P operations, including volumes associated with reacquired overriding royalty interests arising from the volumetric production payment agreements terminated in 2007; lower interest expense; and accretion due to share repurchases in 2007.  These positives were partially offset by the absence of earnings resulting from the divestiture of the majority of the company’s U.S. E&P operations and an increase in outage costs within the generation business.

Complete details of second-quarter 2008 operating earnings compared to 2007 can be found on Schedule 4 of this release.

Third-quarter 2008 operating earnings guidance

Dominion expects third-quarter 2008 operating earnings in the range of 87 cents to 92 cents per share.  This compares to operating earnings of 86 cents per share in the third quarter of 2007.  Drivers expected to compare favorably to 2007 include higher contributions from its merchant generation business; growth in electric utility sales; higher volumes and realized prices for the company’s remaining E&P operations, including volumes associated with reacquired overriding royalty interests arising from the volumetric production payment agreements terminated in 2007; and accretion due to share repurchases in 2007.

Expected offsets include a return to normal weather in its electric utility service area; higher maintenance and depreciation expenses in the company’s electric and gas utility businesses; and the impact of certain state income tax legislation enacted in July 2008. Complete details of the company’s third-quarter 2008 guidance can be found in Dominion’s second-quarter 2008 Earnings Release Kit published this morning on Dominion’s Web page under Financial Modeling, Earnings Release Kits at http://www.dom.com/investors/.

In providing its third-quarter, full year 2008 and full year 2009 operating earnings outlook, the company notes that there will be differences between expected GAAP and operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the impact, if any, of these items on GAAP earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings guidance and outlook.

Conference call today

Dominion will host its second-quarter earnings conference call at 10 a.m. EDT on Thursday, July 31.  Dominion management will discuss second-quarter 2008 financial results, third-quarter 2008 guidance and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9871.  Participants should dial in 10 minutes to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live Webcast of the conference call will be available on the company’s investor information page at http://www.dom.com/investors/.

A replay of the conference call will be available beginning about 1 p.m. EDT July 31 and lasting until 11 p.m. EDT August 7.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 12697117.  Additionally, a replay of the Webcast will be available on the company’s investor information page by the end of the day July 31.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 27,000 megawatts of generation, 1.1 trillion cubic feet equivalent of proved natural gas and oil reserves, 14,000 miles of natural gas transmission, gathering and storage pipeline and 6,000 miles of electric transmission lines.  Dominion operates the nation’s largest natural gas storage facility with 975 billion cubic feet of storage capacity and serves retail energy customers in 11 states. For more information about Dominion, visit the company's Web site at http://www.dom.com.

This release contains certain forward-looking statements, including our forecasted operating earnings for 2008 and 2009 as well as projected future long-term operating earnings growth rates, that are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, the timing of the closing dates of acquisitions or divestitures, estimates of future market conditions, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the timing and receipt of regulatory approvals necessary for planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects as scheduled.  Other factors include, but are not limited to, weather conditions, including the effects of hurricanes on operations, the behavior of other market participants, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, adverse outcomes in litigation matters, and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended June 30,
	2008	2007	Change
Operating Revenue (GAAP Based)	$3,452	$3,730	$(278)

Earnings: [1]
Dominion Virginia Power	$76	$98	$(22)
Dominion Energy	70	66	4
Dominion Generation	206	81	125
Corporate and Other:
Other	(63)	(69)	6
Divested U.S. E&P Operations [2]	-	130	(130)
Peoples & Hope [3]	-	4	(4)
OPERATING EARNINGS	$289	$310	$(21)
Items excluded from operating earnings [2,4]	9	(840)	849
GAAP EARNINGS	$298	$(530)	$828

Common Shares Outstanding (average, diluted) [5]	580.7	698.2

Earnings Per Share (EPS): [1]
Dominion Virginia Power	$0.13	$0.14	$(0.01)
Dominion Energy	0.12	0.09	0.03
Dominion Generation	0.36	0.12	0.24
Corporate and Other:
Other	(0.11)	(0.10)	(0.01)
Divested U.S. E&P Operations [2]	-	0.19	(0.19)
Peoples & Hope [3]	-	-	-
OPERATING EARNINGS	$0.50	$0.44	$0.06
Items excluded from operating earnings [2,4]	0.01	(1.20)	1.21
GAAP EARNINGS	$0.51	$(0.76)	$1.27

	Six months ended June 30,
	2008	2007	Change
Operating Revenue (GAAP Based)	$7,841	$8,391	$(550)

Earnings: [1]
Dominion Virginia Power	$194	$230	$(36)
Dominion Energy	252	208	44
Dominion Generation	542	220	322
Corporate and Other:
Other	(121)	(121)	-
Divested U.S. E&P Operations [2]	-	253	(253)
Peoples & Hope [3]	-	38	(38)
OPERATING EARNINGS	$867	$828	$39
Items excluded from operating earnings [2,4]	111	(905)	1,016
GAAP EARNINGS	$978	$(77)	$1,055

Common Shares Outstanding (average, diluted)	579.5	702.3

Earnings Per Share (EPS): [1]
Dominion Virginia Power	$0.34	$0.33	$0.01
Dominion Energy	0.43	0.30	0.13
Dominion Generation	0.94	0.31	0.63
Corporate and Other:
Other	(0.21)	(0.17)	(0.04)
Divested U.S. E&P Operations [2]	-	0.36	(0.36)
Peoples & Hope [3]	-	0.05	(0.05)
OPERATING EARNINGS	$1.50	$1.18	$0.32
Items excluded from operating earnings [2,4]	0.19	(1.29)	1.48
GAAP EARNINGS	$1.69	$(0.11)	$1.80

1)      2007 segment earnings and per share values have been recast to reflect the impact of segment realignment and the November 2007 2-for-1 common stock split.
2)      Dominion sold the majority of its E&P operations in 2007.
3)      Earnings for The Peoples Natural Gas Company (Peoples) and Hope Gas, Inc. (Hope) are excluded from our 2008 operating earnings.
4)      Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors/
5)      As a result of the net loss from continuing operations for the three months ended June 30, 2007, the issuance of common stock under potentially-dilutive securities was considered antidilutive and therefore not included in the calculation of the diluted loss per share for that period.

Schedule 2 – Reconciliation of 2008 Operating Earnings to GAAP

2008 Earnings (Six months ended June 30, 2008)

The net effects of the following items, all shown on an after-tax basis, are included in 2008 reported earnings, but are excluded from operating earnings:

•
$157 million net benefit related to the planned sale of Peoples and Hope natural gas distribution companies, mainly reflecting the reversal of deferred tax liabilities established in 2006, due to a change in the expected tax treatment of the sale.

•	$40 million of earnings from Peoples and Hope.
•	$38 million impairment charge related to a Dominion Capital investment.
•	$31 million of impairment charges reflecting other-than-temporary declines in the fair value of securities held in merchant nuclear decommissioning trust funds.
•
$17 million in other charges, including an increase to tax valuation allowances, primarily related to the effect of lower projected capital gain income on the realizability of existing state loss carryforwards.

(millions, except per share amounts)	1Q08	2Q08	3Q08	4Q08	YTD 2008*
Operating earnings	$578	$289			$867
Items excluded from operating earnings (after-tax):
Net benefit related to the planned sale of Peoples & Hope	133	24			157
Peoples and Hope operations	34	6			40
Dominion Capital asset impairment	(38)				(38)
Impairment losses in nuclear decommisioning trust funds	(16)	(15)			(31)
Other charges	(11)	(6)			(17)
Total items excluded from operating earnings	102	9			111
Reported net income	$680	$298			$978
Common shares outstanding (average, diluted)	578.4	580.7			579.5
Operating earnings per share	$1.00	$0.50			$1.50
Items excluded from operating earnings (after-tax)	0.18	0.01			0.19
Reported earnings per share	$1.18	$0.51			$1.69
*	YTD 2008 EPS may not equal sum of quarters due to share count differences.

Schedule 3 – Reconciliation of 2007 Operating Earnings to GAAP

2007 Earnings (Twelve months ended December 31, 2007)

The net effects of the following items, all shown on an after-tax basis, are included in 2007 reported earnings, but are excluded from operating earnings:

•	$1.5 billion net benefit resulting from the sale of the majority of our E&P operations including:
•	$2.1 billion net gain from the sales; partially offset by
•
$506 million in other charges including the effect of discontinuing hedge accounting for certain gas and oil hedges and subsequent changes in the fair value of these hedges ($342 million), settlement of volumetric production payment (VPP) agreements ($108 million), and employee-related expenses; and

•	$148 million in net charges related to the early retirement of debt associated with the completion of our debt tender offer in July 2007;
•	$119 million net benefit related to the release of tax valuation allowances;
•	$270 million of impairment charges related to our merchant generation assets including $252 million related to the sale of a partially completed generation facility (Dresden);
•	$137 million charge related to the termination of a power sales agreement at our State Line generating facility;
•
$158 million extraordinary item related to the reapplication of SFAS No. 71, Accounting for the Effects of Certain Types of Regulation, to the Virginia jurisdiction of our electric utility generation operations;

•	$56 million in charges related to the impairment of certain Dominion Capital investments;
•	$29 million in charges related to litigation reserves;
•	$93 million in other charges, including losses from certain discontinued operations.

(millions, except per share amounts)	1Q07	2Q07	3Q07	4Q07	YTD 2007*
Operating earnings	$518	$310	$551	$299	$1,678
Items excluded from operating earnings (after-tax):
Items related to the sale of the majority of our E&P operations:
Net gain on sale	(2)	5	2,124	12	2,139
Other related charges	(6)	(482)	(15)	(3)	(506)
Net charges related to debt tender offer		15	(163)		(148)
Release of tax valuation allowances, net	(6)	70	55		119
Impairment of merchant generation assets		(252)	(18)		(270)
Termination of the State Line power sales agreement			(140)	3	(137)
Extraordinary item related to the reapplication of SFAS 71		(158)			(158)
Dominion Capital impairment of assets			(55)	(1)	(56)
Litigation reserves	(16)		(16)	3	(29)
Other charges	(35)	(38)	(6)	(14)	(93)
Total items excluded from operating earnings	(65)	(840)	1,766	0	861
Reported net income (loss)	$453	($530)	$2,317	$299	$2,539
Common shares outstanding (average, diluted) **	701.7	698.2	639.6	578.1	655.2
Operating earnings per share	$0.74	$0.44	$0.86	$0.52	$2.56
Items excluded from operating earnings (after-tax)	(0.09)	(1.20)	2.76	0.00	1.32
Reported earnings per share	$0.65	($0.76)	$3.62	$0.52	$3.88

  *  YTD 2007 EPS may not equal sum of quarters due to share count differences.
** As a result of the net loss from continuing operations for the three months ended June 30, 2007, the issuance of common stock under potentially-dilutive securities was considered antidilutive and therefore not included in the calculation of the diluted loss per share for that period.

Schedule 4 - Reconciliation of 2008 Earnings to 2007

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	June 30,
	2008 vs. 2007
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	$1	$0.00
Customer growth	2	0.00
Other	(3)	0.00
Interest Expense	(3)	0.00
Storm damage and service restoration - distribution operations	(7)	(0.01)
Retail energy marketing operations	5	0.00
Operation & maintenance expense	(8)	(0.01)
Other	(9)	(0.01)
Share Accretion	---	0.02
Change in contribution to operating earnings	($22)	($0.01)

Dominion Energy
Producer services	($14)	($0.02)
Gas and Oil - production [1]	14	0.02
Gas and Oil - prices	17	0.02
Gas and Oil - DDA expense	(7)	(0.01)
Other	(6)	0.00
Share Accretion	---	0.02
Change in contribution to operating earnings	$4	$0.03

Dominion Generation
Regulated electric sales:
Weather	$3	$0.00
Customer growth	4	0.00
Other	9	0.01
Virginia fuel underrecovery	118	0.18
Merchant generation margin	26	0.04
Sales of emissions allowances	9	0.01
Outage costs	(45)	(0.06)
Depreciation and amortization	(8)	(0.01)
Other	9	0.01
Share Accretion	---	0.06
Change in contribution to operating earnings	$125	$0.24

Corporate and Other
Change in contribution to operating earnings [2]	($128)	($0.20)

Change in consolidated operating earnings	($21)	$0.06

Change in items excluded from operating earnings [2,3]	$849	$1.21

Change in net income (GAAP earnings)	$828	$1.27

1)      Increase is primarily due to volumes associated with reacquired overriding royalty interest arising from the VPPs terminated in 2007.
2)      Earnings for The Peoples Natural Gas Company (Peoples) and Hope Gas, Inc. (Hope) are excluded from our 2008 operating earnings.
3)      Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors/.